Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S‑3 (No. 333-190642) and on Form S-8 (No 333-120057, No. 333-138456, No. 333-140627, No. 333-161355, No. 333-162844, No. 333-170619 and No. 333-190640) of AngioDynamics, Inc. of our report dated August 14, 2014 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP
Albany, New York
August 14, 2014